                                                                  EXHIBIT 10.9.1

                                    AMENDMENT
                                       TO
                          RESTATED EMPLOYMENT AGREEMENT

       THIS AMENDMENT ("Amendment") to Restated Employment Agreement entered into this 18th day of May, 1999 by and between Comair Holdings, Inc., a Kentucky corporation ("Company") and David A. Siebenburgen ("Siebenburgen").

                                   WITNESSETH:

       WHEREAS, Comair Holdings, Inc. and Siebenburgen have entered into a Restated Employment Agreement dated as of April 1, 1998 providing for the continued employment of Siebenburgen by the Company;

       WHEREAS, Company and Siebenburgen desire to amend the Restated Employment Agreement in accordance with the provisions hereof;

       NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration receipt which is hereby acknowledged, the parties hereto agree as follows:

         1. Section 9(a) of the Agreement is hereby amended in its entirety to read as follows:

            "Notwithstanding anything to the contrary herein, the Company shall have the right at any time, at its sole option, to terminate Siebenburgen's employment hereunder without cause upon thirty (30) days' prior written notice; PROVIDED, HOWEVER, if the Company delivers notice that Siebenburgen's employment is terminated pursuant to this Section 9, Company shall pay Siebenburgen, and Siebenburgen shall accept in full satisfaction of Company's obligations under this Agreement, an amount equal to three (3) times the sum of (i) the base salary in effect at the termination date, plus (ii) the average annual bonus compensation payable to Siebenburgen during the prior three (3) fiscal years, payable in a lump sum payment within fifteen (15) days following termination; PROVIDED FURTHER in the event of a "change of control" of the Company (as hereinafter defined), (i) this Agreement shall be deemed terminated as of the date of the change of control, and the Company shall pay to Siebenburgen the payment required under this Section; and (ii) all of Siebenburgen's stock options shall automatically vest without further action as of the date of the change of control and Siebenburgen shall be subject to exercise in accordance with the terms of the applicable Stock Option Plan, including without limitation for a period of not less than ninety (90) days, PROVIDED, FURTHER, Siebenburgen shall have the right to waive the termination and payment due hereunder upon execution of a revised Employment Agreement with the Company, in form and substance satisfactory to Siebenburgen. A Change in Control means the occurrence of any of the following:

                           (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Company or a subsidiary, or any Company or subsidiary's employee benefit plan (including any trustee of such plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

                           (ii) Any transaction or event relating to the Company or any subsidiary required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of the Securities and Exchange Commission under the Exchange Act (as in effect on the effective date of this Plan), whether or not the Company or subsidiary is then subject to such reporting requirement;

                           (iii) When, during any period of 2 consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board, cease for any reason other than death to constitute at least a two-thirds (2/3) majority thereof; provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds (2/3) of the directors who were directors at the beginning of such period (either actually or by prior operation of this Subsection 9(a)(iii)); or

                           (iv) The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than any subsidiary through purchase of assets, by merger, or otherwise.

         2. Section 9 of the Agreement is hereby amended by adding an additional subsection (c) to Section 9 to read as follows:

                  "9(c) In the event of a dissolution or liquidation of the Company or any merger, other than a merger for the purpose of the re-domestication of Comair not involving a change of control, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding shares of the Company are converted into cash, other securities or other property, Company shall pay to Siebenburgen or the estate or legal representative of Siebenburgen, an amount equal to the payment due under Section 9(a) hereof upon such dissolution, liquidation, merger, consolidation , exchange or other transaction."

         3. The Company and Siebenburgen hereby ratify the terms and provisions of the Restated Employment Agreement which shall remain in full force and effect except as herein modified.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                            COMAIR HOLDINGS, INC.

/s/ Kathy Forman                           By: /s/ David R. Mueller
------------------------------------          ----------------------------------
Witness


/s/ Sherry Free                                /s/ David A. Siebenburgen
------------------------------------        ------------------------------------
Witness                                              David A. Siebenburgen